EXHIBIT I-2


                     ENERGYNORTH, INC.'S ORGANIZATIONAL CHART


                                                 ----------------
                                                 ENERGYNORTH,INC.
                                                 ----------------
-------------     -------------------     ------------    ------------    --------------     ------------------------
Broken Bridge     EnergyNorth Natural     EnergyNorth     EnergyNorth     ENI Resources,     EnergyNorth Mechanicals,
 Corporation          Gas, Inc.           Propane Inc.    Realty, Inc.         Inc.                     Inc.
-------------     -------------------     ------------    ------------    --------------     ------------------------

                                                                                      -----------------     ----------------------
                                                                                      Northern Peabody,     Granite State Plumbing
                                                                                            Inc.                & Heating Inc.
                                                                                      -----------------     ----------------------

